Exhibit (a)(60)

THE GLENMEDE FUND, INC.

ARTICLES SUPPLEMENTARY

THE GLENMEDE FUND, INC., a Maryland corporation (the “Company” or the “Glenmede Fund”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: In accordance with the requirements of Section 2-208 of the Maryland General Corporation Law and pursuant to the authority expressly given to the Board of Directors in Article Fifth of Glenmede Fund’s Articles of Amendment and Restatement (as amended and supplemented, the “Charter”), the Board of Directors of Glenmede Fund, by resolutions duly adopted at a meeting duly convened on December 13, 2018 has:

(i) classified One Hundred and Twenty Million (120,000,000) of Glenmede Fund’s authorized, but unclassified and unissued shares of common stock, each with a par value of one-tenth of one cent ($.001) per share, and an aggregate par value of One Hundred and Twenty Thousand Dollars ($120,000) as One Hundred and Twenty Million (120,000,000) shares of the Quantitative U.S. Long/Short Equity Portfolio-Institutional Shares;

(ii) has reclassified One Hundred and Twenty Million (120,000,000) of the authorized but unissued shares of common stock with a par value of one-tenth of one cent ($.001) per share of the Mid Cap Equity Portfolio Advisor Shares as One Hundred and Twenty Million (120,000,000) unclassified shares of common stock of the Company; and

(iii) has reclassified One Hundred and Twenty Million (120,000,000) of the authorized but unissued shares of common stock with a par value of one-tenth of one cent ($.001) per share of the Mid Cap Equity Portfolio Institutional Shares as One Hundred and Twenty Million (120,000,000) unclassified shares of common stock of the Company.

SECOND: (a) All consideration received by the Company for the issue or sale of all shares of the Quantitative U.S. Long/Short Equity Portfolio - Advisor Shares and Quantitative U.S. Long/Short Equity Portfolio – Institutional Shares, irrespective of series/class designation (collectively, the “Quantitative U.S. Long/Short Equity Portfolio”), shall be invested and reinvested with the consideration received by the Company for the issue and sale of all other shares of the Quantitative U.S. Long/Short Equity Portfolio, together with all income, earnings, profits and proceeds thereof, including: (i) any proceeds derived from the sale, exchange or liquidation thereof, (ii) any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and (iii) any general assets of the Company allocated to shares of the Quantitative U.S. Long/Short Equity Portfolio by the Board of Directors in accordance with the Charter and applicable provisions of law. Each share of the Quantitative U.S. Long/Short Equity Portfolio shall share on the basis of relative net asset values with such other shares of the Quantitative U.S. Long/Short Equity Portfolio in such consideration and other assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form.

(b)    Each share of the Quantitative U.S. Long/Short Equity Portfolio shall be charged on the basis of relative net asset values with each other share now or hereafter designated as a share of the Quantitative U.S. Long/Short Equity Portfolio with the expenses and liabilities of the Company in respect of all shares of the Quantitative U.S. Long/Short Equity Portfolio and in respect of any general expenses and liabilities of the Company allocated by the Board of Directors to the Quantitative U.S. Long/Short Equity Portfolio, except that:

(i) shares of each class and/or series (each a “Class” irrespective of whether designated as such) of the Quantitative U.S. Long/Short Equity Portfolio shall bear the expenses and liabilities relating to any plans, agreements or arrangements entered into by or on behalf of the Company pursuant to which an organization or other person agrees to provide services with respect to such Class but not with respect to another Class of the Quantitative U.S. Long/Short Equity Portfolio (“Other Class”), as well as any other expenses and liabilities directly attributable to such Class which the Board of Directors determines should be borne solely by such Class; and

(ii) shares of a Class of the Quantitative U.S. Long/Short Equity Portfolio shall not bear the expenses and liabilities relating to any plans, agreements or arrangements entered into by or on behalf of the Company pursuant to which an organization or other person agrees to provide services with respect to an Other Class, but not with respect to such Class of the Quantitative U.S. Long/Short Equity Portfolio as well as any other expenses and liabilities directly attributable to shares of the Quantitative U.S. Long/Short Equity Portfolio which the Board of Directors determines should be borne solely by such Other Class.

(c)    Pursuant to Article Fifth of the Charter, each share of the Quantitative U.S. Long/Short Equity Portfolio shall have all the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of Common Stock as set forth in the Charter and shall also have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as each other share now or hereafter designated as a share the Quantitative U.S. Long/Short Equity Portfolio, except that: (1) on any matter that pertains to the plans, agreements, arrangements, expenses and liabilities described in clauses (i) and (ii) of the paragraph above (or to any plan or other document adopted by the Company relating to said plans, agreements, arrangements, expenses and liabilities) or that otherwise only affects the particular Class and is submitted to a vote of shareholders of the Company, only shares of the Class affected shall be entitled to vote, except that: (x) if said matter affects shares of an Other Class, such other affected shares shall also be entitled to vote, and in such case the shares shall be voted in the aggregate together with such other affected shares and not by Class except where otherwise required by law or permitted by the Board of Directors; and (y) if said matter or any other matters submitted to a vote of shareholders does not affect shares of a Class, said shares shall not be entitled to vote (except where otherwise required by law or permitted by the Board of Directors) even though the matter is submitted to a vote of the holders of shares of Common Stock other than the shares of that Class.

THIRD: The shares of Common Stock classified and reclassified pursuant to Article FIRST of these Articles Supplementary have been classified and reclassified by Glenmede Fund’s Board of Directors under the authority contained in the Charter.

FOURTH: These Articles Supplementary do not increase or decrease the authorized number of shares of the Company or the aggregate par value thereof. The total number of shares of stock which the Company is presently authorized to issue remains Six Billion (6,000,000,000) shares (of the par value of one-tenth of one cent ($.001) each) and of the aggregate par value of Six Million Dollars ($6,000,000) of Common Stock classified as follows:

Number of Shares of
Name of Class	Common Stock Allocated
Alternative Risk Premia Portfolio	80,000,000
Core Fixed Income Portfolio	160,000,000
Equity Income Portfolio	80,000,000
Global Secured Options Portfolio	120,000,000
High Yield Municipal Portfolio	80,000,000
Quantitative International Equity Portfolio	120,000,000
Quantitative U.S. Large Cap Growth Equity Portfolio –
Advisor Shares	240,000,000
Institutional Shares	140,000,000
Quantitative U.S. Large Cap Core Equity Portfolio –
Advisor Shares	155,000,000
Institutional Shares	155,000,000
Large Cap Value Portfolio	175,000,000
Quantitative U.S. Long/Short Equity Portfolio-
Advisor Shares	120,000,000
Institutional Shares	120,000,000
Quantitative U.S. Large Cap Value Equity Portfolio	80,000,000
Quantitative U.S. Small Cap Equity Portfolio	80,000,000
Responsible ESG U.S. Equity Portfolio	80,000,000
Secured Options Portfolio
Advisor Shares	160,000,000
Institutional Shares	160,000,000
Short Term Tax Aware Fixed Income Portfolio	80,000,000
Small Cap Equity Portfolio –
Advisor Shares	180,000,000
Institutional Shares	135,000,000
Strategic Equity Portfolio	150,000,000
Quantitative U.S. Total Market Equity Portfolio	120,000,000
Women in Leadership U.S. Equity Portfolio	80,000,000
Unclassified	2,950,000,000

Total	6,000,000,000

IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed in its name and on its behalf as of this 13th day of December 2018.

ATTEST:			THE GLENMEDE FUND, INC.

By:	/s/ Michael P. Malloy	By:	/s/ Mary Ann B. Wirts
	Michael P. Malloy		Mary Ann B. Wirts
	Secretary		President

THE UNDERSIGNED, President of The Glenmede Fund, Inc. (the “Company”) who executed on behalf of said the Company the foregoing Articles Supplementary to the Company’s Articles of Amendment and Restatement (as amended and supplemented, the “Charter”), of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said the Company, the foregoing Articles Supplementary to the Charter to be the corporate act of the Company and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties for perjury.

/s/ Mary Ann B. Wirts
Mary Ann B. Wirts
President